                                                                      EXHIBIT 21
                             MEASUREX CORPORATION
                            LISTING OF SUBSIDIARIES

          The following table sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant as of November 28, 1993. Each subsidiary is wholly owned by the Registrant or a subsidiary of the Registrant (except in certain instances for directors' qualifying shares) and is included in the Registrant's Consolidated Financial Statements.


           Subsidiary Name                     Incorporated in
     ----------------------------------        -----------------
(2)  Measurex Pty. Limited                     Australia
(2)  Measurex International GmbH               Austria
(1)  Measurex Foreign Sales Corporation        Barbados
(2)  Measurex do Brasil Controles de
        Processamento Ltda.                    Brazil
(1)  Measurex Systems, Inc.                    California
(1)  Measurex International Corporation        California
(2)  Measurex Latin America                    California
(1)  Measurex Automation Systems, Inc.         California
(2)  Measurex Asia, Inc.                       California
(2)  Measurex Korea, Inc.                      California
(2)  Measurex Taiwan, Inc.                     California
(5)  Measurex Devron Inc.                      Canada
(2)  Measurex Inc.                             Canada
(6)  BCF Holding Oy                            Finland
(2)  Measurex Oy                               Finland
(6)  Measurex Safecontrol Oy                   Finland
(9)  Roibox Oy                                 Finland
(8)  Devron-Hercules France S.A.R.L.           France
(2)  Measurex S.A.R.L.                         France
(2)  Measurex GmbH                             Germany
(2)  Measurex Italia S.R.L.                    Italy
(1)  Measurex Japan Limited                    Japan
(7)  Measurex S.A. de C.V.                     Mexico
(2)  Measurex B.V.                             The Netherlands
(2)  Measurex Systems N.Z. Limited             New Zealand
(2)  Measurex Norway A.S.                      Norway
(1)  Measurex Management Systems, Inc.         Ohio
(2)  Measurex International Financial, Inc.    Panama
(2)  Measurex (Portugal) Sistemas De
        Controle, Lda                          Portugal
(2)  Measurex (Ireland) Limited                Republic of Ireland
(2)  Measurex Service Company Limited          Republic of Ireland
(3)  Measurex Ireland Finance                  Republic of Ireland
(4)  Measurex Africa (Propriety) Limited       South Africa
(2)  Measurex Sweden A.B.                      Sweden
(2)  Measurex, A.G. (Switzerland)              Switzerland
(8)  Devron-Hercules UK Limited                United Kingdom
(2)  Measurex International Systems Limited    United Kingdom
(4)  Measurex Credit (U.K.) Limited            United Kingdom

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

                                                                      EXHIBIT 21
                              MEASUREX CORPORATION
                      LISTING OF SUBSIDIARIES (CONTINUED)

Notes:
(1) Subsidiary of Measurex Corporation
(2) Subsidiary of Measurex International Corporation
(3) Subsidiary of Measurex (Ireland) Limited
(4) Subsidiary of Measurex International Systems Limited
(5) Subsidiary of Measurex Inc.
(6) Subsidiary of Measurex Oy
(7) 99.5% owned by Measurex Latin America, 0.5% owned by Measurex International Corporation
(8) Subsidiary of Measurex Devron, Inc.
(9) 98.5% owned by Measurex Oy and BCF Holding Oy, 1.5% owned by unrelated parties


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